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                                                                  EXHIBIT (j)(1)

                          INDEPENDENT AUDITORS' CONSENT

         We hereby consent to the use in this Pre-Effective Amendment No. 3 to the Registration Statement on Form N-1A of Eaton Vance Variable Trust of our report dated February 9, 2001 relating to the financial statement of the Eaton Vance VT Floating-Rate Income Fund, a series of Eaton Vance Variable Trust which appears in such Registration Statement. We also consent to the reference to us under the heading "Other Service Providers" in the Statement of Additional Information.


                                                     /s/ Deloitte & Touche LLP
                                                     -------------------------
                                                     DELOITTE & TOUCHE LLP

February 13, 2001
Boston, Massachusetts